EXHIBIT 5.1

[LETTERHEAD OF MAYER, BROWN, ROWE & MAW LLP]

April 12, 2007

TAL International Group, Inc.
100 Manhattanville Road
Purchase, New York 10577

Ladies and Gentlemen:

We have acted as special counsel to TAL International Group, Inc., a Delaware corporation (the ‘‘Company’’), in connection with the registration under the Securities Act of 1933, as amended, of 2,445,567 shares of its Common Stock, par value $0.001 per share (the ‘‘Common Stock’’), issuable pursuant to the Company’s 2004 Management Stock Plan and the Company’s 2005 Management Omnibus Incentive Plan (collectively, the ‘‘Plans’’). In connection therewith, we have examined or are otherwise familiar with the Company’s certificate of incorporation, the Company’s bylaws, the Plans, the Company’s Registration Statement on Form S-8 (the ‘‘Registration Statement’’) relating to the shares of Common Stock, relevant resolutions of the Board of Directors of the Company, and such other documents and instruments as we have deemed necessary for the purposes of rendering this opinion. We have assumed the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with the opinions set forth below.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that, when issued in accordance with the provisions of the Plan following due authorization of a particular award thereunder by the Board of Directors of the Company or a duly constituted and acting committee thereof as provided in and in accordance with the Plans, the shares of Common Stock registered on the Registration Statement will have been duly authorized for issuance and, upon issuance and delivery of such shares of Common Stock from time to time pursuant to the terms of such award for the consideration established pursuant to the terms of the Plans and otherwise in accordance with the terms and conditions of such award, including, if applicable, the lapse of any restrictions related thereto, the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the Board of Directors of the Company provided therein, and, in the case of stock options, the exercise thereof and payment for the shares of Common Stock as provided therein, such shares of Common Stock will be validly issued, fully paid and non-assessable shares of the Company.

Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws. We express no opinion and make no representation with respect to the law of any other jurisdiction.

Berlin Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles New York Palo Alto Paris Washington, D.C.
Independent Mexico City Correspondent: Jauregui, Navarrete y Nader S.C.

We hereby consent to the reference to our firm under the caption ‘‘Legal Matters’’ in the prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or any other person, or any other document or agreement involved with the transactions. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

Very truly yours,
/s/ MAYER, BROWN, ROWE & MAW LLP